Exhibit 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of March 14, 2011 (the “Amendment”), is entered into by and among Applied Natural Gas Fuels, Inc., a Nevada corporation (the “Borrower”), the other persons designated as “Loan Parties” on the signature pages hereto (the “Loan Parties”), the persons designated as “Lenders” on the signature pages hereto (the “Lenders”) and Fourth Third LLC, a Delaware limited liabililty company, as agent for the Lenders (in such capacity, the “Agent”) and as a Lender.

WHEREAS, Borrower, the other Loan Parties, Lenders (as defined therein) and Agent are party to a certain Credit Agreement, dated as of March 24, 2010 (the “Credit Agreement”; and

WHEREAS, Borrower has requested that Agent and Lenders make an additional loan to permit Borrower to finance the purchases of certain equipment; and

WHEREAS, Agent and Lenders are willing to agree to such request and enter into this Amendment upon the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, the other Loan Parties, Lenders and Agent agree as follows:

SECTION 1.
DEFINED TERMS AND SECTIONS

Capitalized terms set forth herein shall have the meanings when used herein as set forth in the Credit Agreement.  Section references used herein shall, unless otherwise expressly provided, be deemed to be references to Sections of the Credit Agreement.

SECTION 2.
AMENDMENTS

Subject to the satisfaction of the conditions to effectiveness referred to in Section 3 below, Borrower, the other Loan Parties, Lenders and Agent agree that the Credit Agreement is hereby amended as follows:

2.1           Definitions.

(a)           New Definitions.  The following definitions shall be added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order.

“Amendment No. 1” means the Amendment No. 1 to Credit Agreement, dated as of March 14, 2011, made by the parties hereto, amending this Agreement.

“Amendment No. 1 Closing Date” means that date on which Medley disburses the Medley Loan upon satisfaction of the conditions precedent thereto set forth in Amendment No. 1.

“Capital Reserve” means a sum in cash equal to $500,000 constituting additional Collateral to be used as provided in Section 2.3.4.

“Capital Reserve Account” means a non-interest bearing deposit account opened by the Borrower in its name at a bank selected by or acceptable to Agent over which, by tri-party agreement with the depository bank and the Borrower, Agent shall be given sole dominion and control.

“Medley” means Medley Capital Corporation, a Delaware corporation.

“Medley Loan” means the loan in the amount of the Medley Loan Commitment made pursuant to Section 2.1.3 of this Agreement on the Amendment No. 1 Closing Date.

“Medley Loan Commitment” means the commitment of Medley to make the Medley Loan to Borrower in the principal amount of $5,000,000 on the Amendment No. 1 Loan Closing Date.

“Medley Loan Purposes” means the following purposes, in respect of the use of the proceeds of the Medley Loan:  (i) to fund the Capital Reserve; (ii) to finance the acquisition of the New Equipment; (iii) to pay the origination fee owing to Medley and other closing costs associated with the closing of the Medley Loan; and (iv) as to any remainder, for corporate purposes of the Borrower not in contravention of any terms of this Agreement.

“New Equipment” means the equipment listed on Schedule A to Amendment No. 1.

(b)           Amended Definitions.  The following modifications shall be made to certain existing defined terms in Section 1.1 as follows:

In “Collateral,” add at its end:

The term “Collateral” shall also extend to and include the Capital Reserve and all New Equipment, from and after the Amendment No. 1 Closing Date.

In “Lenders,” add at its end:

The term “Lenders” shall also extend to and include Medley from and after the Amendment No. 1 Closing Date.

In “Loan Commitments” add at its end:

The term “Loan Commitment” shall also extend to and include the Medley Loan Commitment from and after the Amendment No. 1 Closing Date.

In “Loans,” add at its end:

The term “Loans,” shall also extend to and include the Medley Loan from and after the Amendment No. 1 Closing Date.

2.2           Medley Loan.  There shall be added to Section 2 of the Credit Agreement a new Section 2.1.3, to read as follows:

2.1.3           Medley Loan.

On the terms and subject to the conditions of this Agreement, Medley, acting severally and for itself alone, agrees to lend to Borrower on the Amendment No. 1 Closing Date the entire amount of the Medley Loan Commitment, after which the Medley Loan Commitment shall terminate, and no portion of the Medley

Loan may be re-borrowed once repaid.  The proceeds of the Medley Loan shall be used only for Medley Loan Purposes.  Without limitation of the foregoing Agent shall have the right to require the Borrower from time to time to account to Agent for the use of the proceeds of the Medley Loan, particularly in relation to the acquisition of the New Equipment, all of which New Equipment the Borrower agrees to acquire not later than 360 days from the Amendment No. 1 Closing Date.  In addition to the foregoing:

(a)           Interest.  Notwithstanding any of Section 2.3.1 to the contrary, Borrower agrees to pay cash interest on the unpaid principal amount of the Medley Loan for the period commencing on the Amendment No. 1 Closing Date until such Loan is paid in full at a per annum rate equal to thirteen percent (13.0%) simple interest, provided that at any time that an Event of Default exists, at the option of the Agent or if requested the Required Lenders, the aforesaid interest rate shall increase to the Default Rate, as provided in, and subject to the terms of, Section 2.3.1.  Interest on the Medley Loan shall be due and payable, in cash, quarterly in arrears, commencing on April 1, 2011, and continuing on the first day of each calendar quarter thereafter, provided that, on the Amendment No. 1 Closing Date, the Borrower shall remit to Medley an interest prepayment through March 31, 2011, calculated as if the Medley Loan were disbursed on March 1, 2011 (regardless of the actual date of its disbursement).

(b)           Prepayments.  The Medley Loan may be voluntarily prepaid in accordance with, and subject to, Section 2.4.1, provided that any voluntary prepayments of the Loans must be made, first, to the Medley Loan, until it is Paid in Full, before being made to any other Loan.  The Medley Loan shall also be subject to mandatory prepayment, as provided in, and subject to, Section 3.4.2 and Section 2.4.3, provided that all mandatory prepayments shall be applied, first, to the Medley Loan, until it is Paid in Full, before being made to any other Loan.

(c)           Repayment.  The outstanding principal balance of the Medley Loan shall be Paid in Full, on the Maturity Date, unless sooner accelerated pursuant to Section 8.2.

(d)           Origination Fee.  On the Amendment No. 1 Closing Date, Medley shall receive from the Borrower an origination fee equal to 2% of the Medley Loan Commitment, which fee shall be fully earned and non-refundable once paid.

2.3           Interest Payments Generally.  There shall be added to Section 2.3.2 of the Credit Agreement at the end thereof the following:

Notwithstanding the foregoing, however, commencing on April 1, 2011, and continuing thereafter, interest accrued on each Loan, other than the Castlerigg A Loan, shall be due and payable in cash quarterly in arrears on the first day of each calendar quarter (for the preceding calendar quarter or portion thereof).

2.4           Capital Reserve.  There shall be added to Section 2.3 a new Section 2.3.4, to read as follows:

2.3.4           Capital Reserve.  By not later than the Amendment No. 1 Closing Date, Borrower shall have established the Capital Reserve Account and funded the Capital Reserve with a portion of the proceeds of the Medley Loan.  Agent shall have sole and exclusive dominion and control over the Capital Reserve Account and the Capital Reserve at all times.  Upon any Event of Default, whether in regard to the payment of interest on the Loans or otherwise, Agent may, and at the request of the Required Lenders, Agent shall, use funds on deposit in the Capital Reserve to pay any obligations then due and owing to Agent or the Lenders but unpaid by the Borrower in accordance with the provisions of Section 2.6.2(b), provided that the application thereof shall not constitute a cure or waiver of any Event of Default then existing in regard thereto.  The Capital Reserve shall at all times constitute additional Collateral pending its use as provided hereinabove.  Notwithstanding the foregoing, however, unless an Event of Default has occurred which is then continuing, the Capital Reserve (or so much thereof as is then existing) shall be subject to release upon the happening of the events and in the amounts specified below:  (1) if Borrower’s EBITDA, determined for its 2011 fiscal year from its annual, audited financial statements, is at least $5,000,000, then, an amount equal to 50% of the Capital Reserve then existing shall be returned to Borrower, and (2) if Borrower has complied with clause (1) above, and received the portion of the Capital Reserve referenced therein, then, if Borrower’s EBITDA, measured on a fiscal quarter basis, for any fiscal quarter ending subsequent to the end of Borrower’s 2011 fiscal year, is at least $1,500,000, the remainder of the Capital Reserve shall be returned to Borrower, provided that no such return shall be made pursuant to this clause (2) any sooner then September 11, 2012 regardless when such quarterly EBITDA amount is achieved; provided, further, that, any return of the Capital Reserve shall be conditioned upon the understanding that the Borrower will use the monies returned only to finance the purchase of (or reimburse itself from funds expended on the purchase of) machinery and equipment for use in its business with any remainder being used for proper corporate purposes consistent with the terms of this Agreement, that Borrower will keep records of such expenditures, and that Borrower will provide Agent with an accounting of such expenditures as and when requested by Agent from time to time.

2.5           Waterfall Adjustment.  Section 2.6.2(b), clause (iv), of the Credit Agreement shall be amended by and restated in its entirety to read as follows (new language is highlighted in bold type):

(iv)           FOURTH, to the payment of all principal then owing in respect of the Medley Loan, until it is Paid in Full, then, the Castlerigg A Loan, until it is Paid in Full, and then, to the payment of all principal in respect of the Loans, but for the Castlerigg A Loan and the Medley Loan, on a pari passu basis, pro rata based on the proportion which each Loan then bears to the aggregate amount of the Loans, and with sharing between Lenders on each Loan to be pro rata based on each Lender’s Pro Rata Share thereof, until Paid in Full; and

2.6           Financial Covenants.

(a)           Section 7.13.1 (Fixed Charge Coverage Ratio) shall be amended by deleting in its entirety the existing table set forth therein and replacing it with the following table:

Computation Period Ending	Amount
June 30, 2011	N/A
September 30, 2011	N/A
December 31, 2011	1.0:1
March 31, 2012 and thereafter	1.10:1

(b)           Section 7.13.2 (EBITDA) shall be amended by deleting in its entirety the existing table set forth therein and replacing it with the following table:

Computation Period Ending	Amount
March 31, 2011	$200,000
June 30, 2011	$300,000
September 30, 2011	$500,000
December 31, 2011	$600,000
March 31, 2012 and thereafter	$750,000

and adding thereto at the end thereof:

As used in this Section 7.13.2, “Computation Period” shall mean each Fiscal Quarter ending on the date prescribed above.

(c)           Section 7.13.3 (Capital Expenditures) shall be amended by adding thereto at the end thereof, after the existing table, this sentence:

In determining the Borrower’s compliance with the foregoing covenant, any Capital Expenditures that are financed with the proceeds of the Medley Loan shall be excluded.

SECTION 3.
CONDITIONS TO EFFECTIVENESS

The amendments set forth hereinabove shall become effective retroactive to the Closing Date (the “Effective Date”) provided that the following conditions are satisfied in full:

(a)           Agent shall have received one or more counterparts of this Amendment executed and delivered by Borrower, the other Loan Parties, Agent and Lenders;

(b)           The Capital Reserve Account shall have been established, as provided above.

(c)           Medley shall have been paid its origination fee and prepaid interest amount, each, as provided above.

(d)           First Community Financial, a Division of Pacific Western Bank, and successor to Greenfield in respect of the Greenfield Debt, the Greenfield Debt Accounts and the Greenfield Intercreditor Agreement, shall have consented to the Medley Loan on terms acceptable to Agent.

(e)           no Default or Event of Default is continuing or would result after giving effect to this Amendment; and

(f)           all representations and warranties of the Loan Parties contained in this Amendment and in the Credit Agreement shall be true and correct in all material respects as of the date hereof and as of the Effective Date, except to the extent such representations and warranties relate to a specific date.

SECTION 4.
NO WAIVER; LIMITATION ON SCOPE

(a)           Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain in full force and effect in accordance with their respective terms.  The amendments set forth herein shall be limited precisely as provided for herein and shall not be deemed to be waivers of, amendments of, consents to or modifications of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of Borrower or any other Loan Party requiring the consent of Agent or Lenders except to the extent specifically provided for herein.

SECTION 5.
MISCELLANEOUS

(a)           Borrower and the other Loan Parties hereby represent and warrant that this Amendment has been duly authorized and executed by Borrower and each of the other Loan Parties and that the Credit Agreement, as amended by this Amendment, is the legal, valid and binding obligation of Borrower and the other Loan Parties party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by general equitable principles (whether enforcement is sought by proceedings in law or in equity).

(b)           Each of Borrower and the other Loan Parties repeats and restates the representations and warranties of such Person contained in the Credit Agreement as of the date of this Amendment  and as of the Effective Date, except to the extent such representations and warranties relate to a specific date; provided that references to the Credit Agreement or “this Agreement” in such representations and warranties shall be deemed to be references to the Credit Agreement as amended pursuant to this Amendment.

(c)           Borrower agrees to pay on demand all of Agent’s and each Lender’s costs and expenses arising in connection with the execution and delivery of this Amendment.

(d)           Borrower and the other Loan Parties hereby ratify and confirm the Credit Agreement as amended hereby, and agree that, as amended hereby, the Credit Agreement remains in full force and effect.

(e)           Borrower and the other Loan Parties agree that the Loan Documents to which each such Person is a party remain in full force and effect (as amended hereby in the case of the Credit Agreement) notwithstanding the execution and delivery of this Amendment and that nothing contained in this Amendment shall constitute a defense to the enforcement of any Loan Document.

(f)           This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

(g)           All references in the Loan Documents to the “Credit Agreement” and in the Credit Agreement as amended hereby to “this Agreement,” “hereof,” “herein” or the like shall mean and refer to the Credit Agreement as amended by this Amendment (as well as by all subsequent amendments, restatements, modifications and supplements thereto).

(h)           THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(i)           This Amendment is a “Loan Document” and each of the provisions set forth in Section 10 (Miscellaneous) of the Credit Agreement applies to this Amendment to the same extent each such provision applies to any other Loan Document. Without limitation of the foregoing, each of the following provisions of the Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if “this Agreement” in any such provision read “this Amendment”: Section 10.2 (Notices), Section 10.10 (Captions), Section 10.13 (Severability), Section 10.14 (Entire Agreement), Section 10.15 (Successors and Assigns), Section 10.17 (Forum Selection; Consent to Jurisdiction) and Section 10.18 (Waiver of Jury Trial).

[SIGNATURE PAGES FOLLOW]

Exhibit 10.1

WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

BORROWER:

APPLIED NATURAL GAS FUELS, INC.
By:	/s/ Cem Hacioglu
Name:	Cem Hacioglu
Title:	President & CEO

LOAN PARTIES:

NEW EARTH LNG, LLC
By:	/s/ Cem Hacioglu
Name:	Cem Hacioglu
Title:	President & CEO

APPLIED LNG TECHNOLOGIES, L.L.C. By:NEW EARTH LNG, LLC, its Sole Member
By:	/s/ Cem Hacioglu
Name:	Cem Hacioglu
Title:	President & CEO

FLEET STAR, INC.
By:	/s/ Cem Hacioglu
Name:	Cem Hacioglu
Title:	President & CEO

ARIZONA LNG, L.L.C. By: NEW EARTH LNG, LLC, its Sole Member
By:	/s/ Cem Hacioglu
Name:	Cem Hacioglu
Title:	President & CEO

AGENT AND LENDERS:

FOURTH THIRD LLC, as Agent and a Lender
By:	/s/ Brooke Taube
Name:	Brooke Taube
Title:	Member, Managing

CASTLERIGG PNG INVESTMENTS LLC, as a Lender
By:	/s/ R. Gashler
Name:	R. Gashler
Title:	G. C.

MEDLEY CAPITAL CORPORATION, as a Lender
By:	/s/ Richard Allorto
Name:	Richard Allorto
Title:	Chief Financial Officer

Exhibit 10.1

Schedule A

Equipment Acquisition Schedule

Trailer #	Manufacturer	Model	10% Down Payment	Delivery Date
1	Cryogenic Vessel Alternatives	CVA-12.7K-70-TR-P	2/1/11	5/21/11
2	Cryogenic Vessel Alternatives	CVA-12.7K-70-TR-P	4/1/11	5/30/11
3	Cryogenic Vessel Alternatives	CVA-12.7K-70-TR-P	5/1/11	6/20/11
4	Cryogenic Vessel Alternatives	CVA-12.7K-70-TR-P	5/1/11	6/28/11
5	Cryogenic Vessel Alternatives	CVA-12.7K-70-TR-P	6/1/11	7/11/11
6	Cryogenic Vessel Alternatives	CVA-12.7K-70-TR-P	6/1/11	7/24/11
7	Cryogenic Vessel Alternatives	CVA-12.7K-70-TR-P	7/1/11	8/10/11
8	Cryogenic Vessel Alternatives	CVA-12.7K-70-TR-P	7/1/11	8/21/11
8	Cryogenic Vessel Alternatives	CVA-12.7K-70-TR-P	8/1/11	9/8/11
10	Cryogenic Vessel Alternatives	CVA-12.7K-70-TR-P	8/1/11	8/20/11

ORCA
1	Chart Inc.	ORCA LNG-3500	3/1/11	7/2/11
2	Chart Inc.	ORCA LNG-3500	TBD	TBD